SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2019

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)  Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 .
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry Into A Material Definitive Agreement.
On May 15, 2019, the Executive and Directors Resource Committee of the Board of Directors of Central Valley Community Bancorp (Company) recommended to the Board of Directors (Board), and the Board approved, the grant of restricted stock awards to all the directors and executives listed below. A total of 15,000 shares of restricted stock were granted with a grant date of May 15, 2019. The closing market price of the Company’s common stock on the grant date was $19.99 per share. The restrictions for directors will lapse upon the one-year anniversary of the grant date, and for executives the restrictions will lapse annually at the rate of 33% per year over a three-year period, each subject to 100% accelerated vesting upon a change of control of the Company. Each recipient of an award of restricted stock will enter into a restricted stock award agreement under the Company’s 2015 Omnibus Incentive Plan.

Director/Executive	Restricted Stock Award Granted	Restriction Expiration in Years
Daniel N. Cunningham, Lead Independent Director	1,000	1
Edwin S. Darden, Jr., Director	1,000	1
Daniel J. Doyle, Director, Chairman of the Board	1,000	1
F. T. (“Tommy”) Elliott, IV, Director	1,000	1
Robert J. Flautt, Director	1,000	1
James M. Ford, President and CEO, Director	1,000	1
Gary D. Gall, Director	1,000	1
Steven D. McDonald, Director	1,000	1
Louis C. McMurray, Director	1,000	1
Karen A. Musson, Director	1,000	1
William S. Smittcamp, Director	1,000	1
Patrick J. Carman, Executive Vice President, Chief Credit Officer	1,000	3
Teresa Gilio, Executive Vice President, Chief Administrative Officer	1,000	3
James J. Kim, Executive Vice President, Chief Operating Officer	1,000	3
David A. Kinross, Executive Vice President, Chief Financial Officer	1,000	3
Total	15,000

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Please refer to the information set forth at Item 1.01 above.

Item 5.07  Submission of Matters to a Vote of Security Holders

a.               On May 15, 2019 Central Valley Community Bancorp held its Annual Meeting of Shareholders.

b.              The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Elected Directors of the Company to serve until the 2020 Annual Meeting of Shareholders and until their successors are elected and qualified.

In the election of directors, no candidates were nominated for election as a director other than the nominees of the Board of Directors whose names were set forth in the Company’s proxy statement dated April 1, 2019.  Set forth below is a tabulation of the votes cast in the election of Directors with respect to each nominee for office:

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Director	Votes Cast for Election	Votes Withheld	Broker Non-Votes
Daniel N. Cunningham	8,910,985	763,551	1,939,294
Edwin S. Darden, Jr.	9,455,346	219,190	1,939,294
Daniel J. Doyle	9,379,117	295,419	1,939,294
Frank T. (“Tommy”) Elliott, IV	9,458,871	215,665	1,939,294
Robert J. Flautt	9,378,162	296,374	1,939,294
James M. Ford	9,411,864	262,672	1,939,294
Gary D. Gall	9,029,727	644,809	1,939,294
Steven D. McDonald	8,920,851	753,685	1,939,294
Louis McMurray	8,914,216	760,320	1,939,294
Karen A. Musson	9,444,027	230,509	1,939,294
William S. Smittcamp	8,794,835	879,701	1,939,294

The ratification of the appointment of Crowe Horwath LLP for the 2019 fiscal year as the Company’s independent registered public accounting firm.  The appointment was ratified by the following votes:

For	Against	Abstain
11,502,406	107,734	3,690

The adoption of a non-binding advisory resolution approving executive compensation. The resolution was ratified by the following votes:

For	Against	Abstain	Broker Non-Votes
9,301,182	199,812	173,542	1,939,294

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: May 16, 2019	By:	/s/ David A. Kinross
	Name:	David A. Kinross
	Title:	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

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